UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2003

Super Vision International, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	0-23590	59-3046866
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

8210 Presidents Drive, Orlando, Florida 32809

(Address of Principal Executive Offices)

Registrant’s telephone number: (407) 857-9900

Item 7. Exhibits

(c)	Exhibit 99.1

Super Vision International, Inc., Press Release, dated August 29, 2003 concerning the election of Mr. David J. Feldman as a director of Super Vision International, Inc.

Item 9. Regulation FD Disclosure.

On August 29, 2003 Super Vision International, Inc. (the “Company”) announced that David J. Feldman was elected a director of the Company effective September 1, 2003. Mr. Feldman fills a vacancy on the Company’s Board of Directors.

Mr. Feldman is 44 years old. He has been President of Cooper Lighting, Inc., a manufacturer of fluorescent, incandescent and HID lighting fixtures, since December 2002. From January, 2001 through December, 2002, Mr. Feldman held the position of Senior Vice President, Marketing and Sales for Holcim (US) Inc., a supplier of Portland and blended cement and other related products. From 1980 through July, 2000 Mr. Feldman was employed in various positions with General Electric Company, holding the position of General Manager Global Six Sigma-GE Lighting from November 1997 to December 1998 and holding the position of Vice President, North American Sales from December, 1998 through July, 2000.

INFORMATION LIMITED TO REGULATION FD DISCLOSURE.

The information in this report shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section; shall not be considered incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing; and shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Super Vision International, Inc.

Date: August 29, 2003	By:	/s/ Brett M. Kingstone
Brett M. Kingstone, Chairman and Chief Executive Officer